Exhibit 16.1



KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
--------------------------------------------------------------------------------
15 MAIDEN LANE o SUITE 1003 o NEW YORK, NY 10038
o TEL (212) 406-7CPA (7272) o FAX (212) 513-1930




                                        August 26, 2008



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549



Gentlemen:

     We have read Item 4.01 of Form 8-K dated August 23, 2008 of E'PRIME AEROSPACE CORPORATION (Commission file # 33-9472-D CO) and are in agreement with the statements contained therein as they pertain to our Firm.

     We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.




                                        Sincerely,

                                        /s/ Kempisty & Company, CPA's, P.C.
                                        Kempisty & Company, CPA's, P.C.